UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

VALERO ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	1-36232	90-1006559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Valero Energy Partners LP, a Delaware limited partnership (the “Partnership”), is filing this Current Report on Form 8-K in order to (a) file Exhibit 99.1 hereto to replace in its entirety the section under the heading “Material Federal Income Tax Consequences” that appears in the base prospectus dated September 1, 2016, included as part of a registration statement on Form S-3 (Registration No. 333-213305) filed with the Securities and Exchange Commission on August 25, 2016, to provide updated disclosure regarding the material tax considerations associated with the Partnership’s operations and the purchase, ownership and disposition of the Partnership’s common units and (b) provide the legal opinion of Baker Botts L.L.P. relating to certain tax matters, a copy of which is filed as Exhibit 8.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

99.1	Material Federal Income Tax Consequences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY PARTNERS LP
(Registrant)

	By:	Valero Energy Partners GP LLC,
its general partner

Date: February 23, 2018	By:	/s/ J. Stephen Gilbert
J. Stephen Gilbert
Vice President and Secretary